                                                                      EXHIBIT 11


                   @TRACK COMMUNICATIONS, INC. AND SUBSIDIARY
              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


                                                                                  Three months ended June 30,
                                                                                 ----------------------------
                                                                                     2000            1999
                                                                                 ------------    ------------
Net income (loss) applicable to common stockholders:
     Net income (loss)                                                           $ (3,610,000)   $    188,000
                                                                                 ============    ============

Weighted average number of shares outstanding:
     Weighted average number of shares outstanding, net of treasury shares -
     Basic EPS                                                                     25,321,829      24,981,054
     Additional weighted average shares for assumed exercise of stock options,
        net of shares assumed to be repurchased with exercise proceeds                     --         326,842
                                                                                 ------------    ------------
     Weighted average number of shares outstanding, net of treasury shares -
     Diluted EPS                                                                   25,321,829      25,307,896
                                                                                 ============    ============

Net income (loss) per common share applicable to common stockholders:
     Basic EPS                                                                   $      (0.14)   $       0.01
                                                                                 ============    ============

     Diluted EPS                                                                 $      (0.14)   $       0.01
                                                                                 ============    ============

                                                                                   Six months ended June 30,
                                                                                 ----------------------------
                                                                                     2000            1999
                                                                                 ------------    ------------
Net income (loss) applicable to common stockholders:
     Net income (loss)                                                           $ (8,403,000)   $    578,000
                                                                                 ============    ============

Weighted average number of shares outstanding:
     Weighted average number of shares outstanding, net of treasury shares -
     Basic EPS                                                                     25,255,039      24,955,638
     Additional weighted average shares for assumed exercise of stock options,
        net of shares assumed to be repurchased with exercise proceeds                     --         384,271
                                                                                 ------------    ------------
     Weighted average number of shares outstanding, net of treasury shares -
     Diluted EPS                                                                   25,255,039      25,339,909
                                                                                 ============    ============

Net income (loss) per common share applicable to common stockholders:
     Basic EPS                                                                   $      (0.33)   $       0.02
                                                                                 ============    ============

     Diluted EPS                                                                 $      (0.33)   $       0.02
                                                                                 ============    ============